Exhibit 99.1

FXCM Inc. Announces Second Quarter 2015 Results

Releases July 2015 Customer Trading Metrics

Second Quarter 2015 Highlights:

•	U.S. GAAP revenues from continuing operations of $60.5 million
•	U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $98.9 million or $2.03 per fully diluted share
•	U.S. GAAP revenues from discontinued operations of $21.5 million
•	U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $3.1 million or $0.06 per fully diluted share
•	Adjusted EBITDA from continuing and discontinued operations of $5.9 million
•	Strong combined operating cash position of $273.2 million and regulatory surplus of $117.2 million at June 30, 2015

July 2015 Customer Trading Metrics from Continuing Operations(1) Highlights:

•	Retail customer trading volume(2) of $317 billion in July 2015, 13% lower than June 2015 and 33% higher than July 2014.
•	Institutional customer trading volume(2) of $205 billion in July 2015, 10% lower than June 2015 and 22% lower than July 2014.

NEW YORK – August 6, 2015 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended June 30, 2015, U.S. GAAP trading revenue from continuing operations of $59.2 million, compared to $74.4 million for the quarter ended June 30, 2014, a decrease of 20%. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $98.9 million for the second quarter 2015 or $2.03 per fully diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $2.6 million or $0.07 per fully diluted share for the second quarter 2014.

For the six months ended June 30, 2015, U.S. GAAP trading revenue from continuing operations of $128.4 million, compared to $156.6 million for the six months ended June 30, 2014, a decrease of 18%. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $492.2 million for the six months ended June 30, 2015 or $10.28 per fully diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $3.4 million or $0.09 per fully diluted share for the six months ended June 30, 2014.

Results from operations for the quarter and the six months ended June 30, 2015 included a loss on derivative liability of $99.9 million and $392.3 million, respectively, a non-cash item relating to the increase in value of the Leucadia Letter Agreement. The Letter Agreement is a component of the financing package provided by Leucadia National Corp. (“Leucadia”). As previously mentioned, on January 16, 2015, FXCM entered into a financing agreement with Leucadia that permitted FXCM’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015. On January 15, 2015, FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (“SNB”) discontinued its peg of the Swiss Franc to the Euro.

U.S. GAAP trading revenue from discontinued operations for the quarter ended June 30, 2015 was $20.5 million, compared to $21.1 million for the quarter ended June 30, 2014, a decrease of 3%. U.S. GAAP net income attributable to FXCM Inc. from discontinued operations was $3.1 million for the second quarter 2015, which includes a $2.0 million gain on the sale of FXCM Japan, or $0.06 per fully diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $0.5 million or $0.01 per fully diluted share for the second quarter 2014.

U.S. GAAP trading revenue from discontinued operations for the six months ended June 30, 2015 was $46.8 million, compared to $47.7 million for the six months ended June 30, 2014, a decrease of 2%. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $30.4 million for the second quarter 2015 or $0.63 per fully diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $2.4 million or $0.06 per fully diluted share for the six months ended June 30, 2014.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for July 2015. Monthly activities included:

July 2015 Customer Trading Metrics from Continuing Operations (1)

Retail Customer Trading Metrics

•	Retail customer trading volume(2) of $317 billion in July 2015, 13% lower than June 2015 and 33% higher than July 2014.
•	Average retail customer trading volume(2) per day of $13.8 billion in July 2015, 16% lower than June 2015 and 33% higher than July 2014.
•	An average of 533,078 retail client trades per day in July 2015, 5% lower than June 2015 and 66% higher than July 2014.
•	Active accounts(3) of 179,577 as of July 31, 2015, an increase of 2,272, or 1%, from June 2015, and an increase of 27,295, or 18%, from July 2014.
•	Tradeable accounts(4) of 158,887 as of July 31, 2015, a decrease of 29,482, or 16%, from June 2015, and a decrease of 1,066, or 1%, from July 2014. During July 2015, the Company charged a dormancy fee to clients resulting in a number of accounts no longer qualifying as tradeable.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(2) of $205 billion in July 2015, 10% lower than June 2015 and 22% lower than July 2014.
•	Average institutional trading volume(2) per day of $8.9 billion in July 2015, 14% lower than June 2015 and 22% lower than July 2014.
•	An average of 48,666 institutional client trades per day in July 2015, 43% higher than June 2015 and 8% higher than July 2014.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(2) Volume that FXCM customers traded in period is translated into US dollars.

(3) An Active Account represents an account that has traded at least once in the previous twelve months.

(4) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

Total retail trading volume ($ in billions)	$1,000	$691	45%	$1,936	$1,505	29%
Total institutional trading volume ($ in billions)	$652	$567	15%	$1,301	$1,074	21%
Total active accounts	177,305	150,522	18%	177,305	150,522	18%
Trading days in period	65	65	0%	128	128	0%
Daily average trades	531,558	319,297	66%	526,805	343,687	53%
Daily average trades per active account	3.0	2.1	41%	3.0	2.3	30%
Retail trading revenue per million traded	$54	$107	-49%	$60	$104	-42%
Total customer equity ($ in millions)	$734.7	$863.0	-15%	$734.7	$863.0	-15%

Conference Call

As previously announced, FXCM will host a conference call to discuss the results at 4:45 p.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 98463070.

A live audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and the impact to FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of its agreements with Leucadia, risks related to its dependence on FX market makers, market conditions and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications and Investor Relations

jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Trading revenue	$59,211	$74,427	$128,425	$156,598
Interest income	416	519	738	974
Brokerage interest expense	(173)	(138)	(377)	(196)
Net interest revenue	243	381	361	778
Other income	1,058	279	146,916	545
Total net revenues	60,512	75,087	275,702	157,921
Operating Expenses
Compensation and benefits	23,457	24,371	48,496	49,363
Referring broker fees	14,601	16,111	30,670	34,917
Advertising and marketing	3,483	6,198	6,300	12,159
Communication and technology	9,243	8,662	18,760	17,995
Trading costs, prime brokerage and clearing fees	960	1,855	2,100	3,552
General and administrative	12,718	13,340	26,373	26,806
Bad debt expense	388	-	257,303	-
Depreciation and amortization	6,800	6,523	13,820	12,589
Goodwill impairment loss	-	-	9,513	-
Total operating expenses	71,650	77,060	413,335	157,381
Operating (loss) income	(11,138)	(1,973)	(137,633)	540
Other Expense
Loss on derivative liability — Letter Agreement	99,867	-	392,296	-
Loss on equity method investments, net	37	81	188	167
Interest on borrowings	44,291	3,096	74,850	6,093
Loss from continuing operations before income taxes	(155,333)	(5,150)	(604,967)	(5,720)
Income tax provision (benefit)	1,559	(735)	181,321	16
Loss from continuing operations	(156,892)	(4,415)	(786,288)	(5,736)
Income (loss) from discontinued operations, net of tax	5,665	(3,740)	(92,933)	426
Net loss	(151,227)	(8,155)	(879,221)	(5,310)
Net (loss) income attributable to non-controlling interest in FXCM Holdings, LLC	(56,313)	(2,209)	(313,688)	218
Net income (loss) attributable to other non-controlling interests	897	(2,868)	(42,905)	(4,527)
Net loss attributable to FXCM Inc.	$(95,811)	$(3,078)	$(522,628)	$(1,001)

Loss from continuing operations attributable to FXCM Inc.	$(98,886)	$(2,595)	$(492,211)	$(3,387)
Income (loss) from discontinued operations attributable to FXCM Inc.	3,075	(483)	(30,417)	2,386
Net loss attributable to FXCM Inc.	$(95,811)	$(3,078)	$(522,628)	$(1,001)

Weighted average shares of Class A common stock outstanding - Basic and Diluted	48,713	40,287	47,903	37,793

Net (loss) income per share attributable to stockholders of Class A common stock of FXCM Inc. - Basic and Diluted:
Continuing operations	$(2.03)	$(0.07)	$(10.28)	$(0.09)
Discontinued operations	0.06	(0.01)	(0.63)	0.06
Net loss attributable to FXCM Inc.	$(1.97)	$(0.08)	$(10.91)	$(0.03)

Dividends declared per common share	$-	$0.06	$-	$0.12

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of June 30, 2015 and December 31, 2014

(Amounts in thousands except share data)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$216,954	$256,887
Cash and cash equivalents, held for customers	734,672	901,227
Due from brokers	4,919	9,772
Accounts receivable, net	5,878	7,209
Deferred tax asset	-	9,065
Tax receivable	1,349	1,381
Current assets held for sale	441,774	548,506
Total current assets	1,405,546	1,734,047
Deferred tax asset	1,172	172,619
Office, communication and computer equipment, net	38,172	39,028
Goodwill	30,064	39,242
Other intangible assets, net	18,170	15,338
Notes receivable	7,881	9,381
Other assets	21,317	14,829
Noncurrent assets held for sale	-	362,943
Total assets	$1,522,322	$2,387,427
Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Customer account liabilities	$734,672	$901,227
Accounts payable and accrued expenses	39,327	35,189
Revolving credit agreement	-	25,000
Due to brokers	13,571	15,983
Due to related parties pursuant to tax receivable agreement	-	5,352
Current liabilities held for sale	147,481	455,915
Total current liabilities	935,051	1,438,666
Deferred tax liability	1,084	1,698
Senior convertible notes	154,338	151,578
Credit agreement	152,764	-
Due to related parties pursuant to tax receivable agreement	-	145,224
Derivative liability — Letter Agreement	486,097	-
Other liabilities	15,054	5,957
Noncurrent liabilities held for sale	-	1,288
Total liabilities	1,744,388	1,744,411
Commitments and Contingencies
Stockholders’ (Deficit) Equity
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 52,226,664 and 47,889,964 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	522	479
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 27 and 34 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	278,517	273,708
(Accumulated deficit) retained earnings	(500,249)	22,379
Accumulated other comprehensive income (loss)	2,016	(11,879)
Total stockholders’ (deficit) equity, FXCM Inc.	(219,193)	284,688
Non-controlling interests	(2,873)	358,328
Total stockholders’ (deficit) equity	(222,066)	643,016
Total liabilities and stockholders’ (deficit) equity	$1,522,322	$2,387,427

A-2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that the disclosed Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for, or superior to, net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

1.	Compensation Expense. Adjustments have been made to eliminate expense relating to stock based compensation relating to the Company’s IPO as well as costs associated with the acquisition of V3 Markets, LLC. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

2.	Compensation Expense / Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. The Company's management believes that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

3.	Acquisition Costs/Income. Adjustments have been made to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

4.	Regulatory Costs. Adjustments have been made to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain regulatory matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

5.	SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, costs related to the implementation of a Stockholder Rights Plan and adjustments to the Company’s tax receivable agreement contingent liability) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

A-3

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Three Months Ended June 30,
	2015			2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(156,892)	$5,665	$(151,227)	$(4,415)	$(3,740)	$(8,155)
EBITDA and Other Adjustments
Depreciation and amortization	6,800	-	6,800	6,523	6,599	13,122
Interest on borrowings	44,291	-	44,291	3,096	-	3,096
MTM loss on derivatives	99,867	-	99,867	-	-	-
Goodwill and held for sale impairment	-	2,300	2,300	-	-	-
Gain on completed dispositions	-	(1,978)	(1,978)	-	-	-
Income tax provision (benefit)	1,559	727	2,286	(735)	(12)	(747)
EBITDA and Other Adjustments	(4,375)	6,714	2,339	4,469	2,847	7,316
Adjustments
Compensation and benefits(2)	-	-	-	2,232	-	2,232
Allocation of net income to Lucid members for services provided(3)	-	1,981	1,981	-	2,315	2,315
General and administrative(4)	1,198	-	1,198	1,544	-	1,544
Bad debt expense(5)	388	-	388	-	-	-
Adjusted EBITDA	$(2,789)	$8,695	$5,906	$8,245	$5,162	$13,407

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents the elimination of stock-based compensation associated with the IPO of $2.2 million in Q2 2014.

(3) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes.

(4) Represents legal fees resulting from the SNB event of $1.2 million in Q2 2015, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $0.2 million in Q2 2014 and the $1.3 million charge related to a put option payment for Online Courses in Q2 2014.

(5) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

A-4

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Six Months Ended June 30,
	2015			2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(786,288)	$(92,933)	$(879,221)	$(5,736)	$426	$(5,310)
EBITDA and Other Adjustments						-
Depreciation and amortization	13,820	12,359	26,179	12,589	13,163	25,752
Interest on borrowings	74,850	-	74,850	6,093	-	6,093
MTM loss on derivatives	392,296	-	392,296	-	-	-
Goodwill and held for sale impairment	9,513	83,664	93,177	-	-	-
Gain on completed dispositions	-	(1,978)	(1,978)	-	-	-
Income tax provision	181,321	5,627	186,948	16	488	504
EBITDA and Other Adjustments	(114,488)	6,739	(107,749)	12,962	14,077	27,039
Adjustments
Net Revenues(2)	(145,224)	-	(145,224)	-	(3,672)	(3,672)
Compensation and benefits(3)	-	-	-	4,134	272	4,406
Allocation of net income to Lucid members for services provided(4)	-	4,667	4,667	-	5,288	5,288
Communication and technology(5)	-	-	-	-	206	206
General and administrative(6)	3,035	-	3,035	4,581	163	4,744
Bad debt expense(7)	257,303	8,408	265,711	-	-	-
Adjusted EBITDA	$626	$19,814	$20,440	$21,677	$16,334	$38,011

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents the elimination of a $145.2 million benefit in Q1 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero and the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition in Q1 2014.

(3) Represents the elimination of stock-based compensation associated with the IPO of $4.1 million in the Six Months Ended June 30, 2014 and the elimination of V3 acquisition costs of $0.3 million in Q1 2014.

(4) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes.

(5) Represents the elimination of V3 acquisition costs in Q1 2014.

(6) Represents the elimination of the expense related to the Stockholders Rights Plan and the legal fees resulting from the SNB event of $3.0 million in the Six Months Ended June 30, 2015, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $2.7 million in the Six Months Ended June 30, 2014 and the elimination of V3 acquisition costs of $0.5 million in continuing ops and $0.2 million in discontinued ops in Q1 2014 and the $1.3 million charge related to a put option payment for Online Courses in Q2 2014.

(7) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

A-5

Schedule of Cash and Cash Equivalents and Due to/from Brokers

	June 30, 2015			December 31, 2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$216,954	$43,937	$260,891	$256,887	$85,263	$342,150
Due From Brokers	4,919	20,970	25,889	9,772	27,552	37,324
Due to Brokers	(13,571)	-	(13,571)	(15,983)	(330)	(16,313)
Operating Cash	$208,302	$64,907	$273,209	$250,676	$112,485	$363,161

A-6